Execution Copy
Exhibit 10.2

STOCK PURCHASE AGREEMENT
by and among
MEMORY PHARMACEUTICALS CORP.
and
THE PURCHASERS LISTED THEREIN
DATED AS OF JUNE 18, 2007

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Page
Section 8.10 Further Assurances	30
Section 8.11 No Strict Construction	30
Section 8.12 Equitable Relief	30
Section 8.13 Survival of Representations and Warranties	30
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This Stock Purchase Agreement, dated as of June 18, 2007 (this “Agreement”), between Memory Pharmaceuticals Corp., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).
Introduction
          The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.
          The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to $6,000,000 of the Company’s common stock, par value $.001 per share (the “Common Stock”). The Company wishes to conduct, and the Purchasers wish to fund in part, the Clinical Trial (as defined below).
          In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:
ARTICLE I
Purchase and Sale of Shares
          Section 1.1 Purchase and Sale of Shares. (a) Subject to the terms and conditions set forth in this Agreement, (i) the Company hereby agrees to issue and sell to the Purchasers up to an aggregate number of shares of Common Stock (the “First Tranche Shares”) determined by dividing $2,000,000 by the applicable Purchase Price (as defined below); and (ii) each of the Purchasers hereby agrees, severally and not jointly, to purchase from the Company a number of First Tranche Shares equal to the total number of First Tranche Shares (rounded down to the nearest whole share) multiplied by the percentage set forth opposite such Purchaser’s name on Exhibit A hereto.
          (b) Subject to the terms and conditions set forth in this Agreement including the occurrence of the Second Tranche Milestone Date or the Third Tranche Milestone Date, as applicable (as such terms are defined below and, each, a “Milestone Date”), (i) the Company shall have the right, in its sole discretion, to issue and sell to the Purchasers, following each such date, in two additional tranches, up to an aggregate number of shares of Common Stock determined by dividing, in the case of each tranche, up to $2,000,000 (as determined by the Company in its sole discretion) by the applicable Purchase Price (the “Second Tranche Shares” and the “Third Tranche Shares,” respectively, and together with the First Tranche Shares, the “Shares”); and (ii) each of the Purchasers hereby agrees, severally and not jointly, to purchase from the Company, if the Company so elects, the Second Tranche Shares or Third Tranche Shares, as the case may be (rounded down to the nearest whole share), multiplied by the percentage set forth opposite such Purchaser’s name on Exhibit A hereto. If the Company
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determines to exercise its option set forth in this Section 1.1(b) in connection with either the Second Tranche Milestone Date or the Third Tranche Milestone Date, the Company shall provide written notice thereof to the Purchasers no later than the applicable Milestone Date. The notice delivered pursuant to the preceding sentence shall include information relating to the exercise of the applicable option and a statement by the Company that as of the applicable Milestone Date, the Company has no then current intention, based on the information available to it at such time, of terminating the Clinical Trial. The “Second Tranche Milestone Date” shall mean the date that is [*] in the Clinical Trial. The “Third Tranche Milestone Date” shall mean the date that is [*] in the Clinical Trial. The “Clinical Trial” shall mean the Phase 2a clinical trial of MEM 3454 in schizophrenia, as set forth in the plan presented by the Company to the Purchasers, as such may be revised in the sole discretion of the Company (but subject to Section 4.7 of this Agreement).
          (c) The applicable “Purchase Price” shall mean 117% of the arithmetic mean of the closing sale price of the Common Stock on the Nasdaq Global Market for the ten (10) trading days: (x) ending on the June 15, 2007, in the case of the First Tranche Shares; (y) ending on the Second Tranche Milestone Date, in the case of the Second Tranche Shares, provided that if the Second Tranche Milestone Date is not a trading day, then the trading day immediately preceding the Second Tranche Milestone Date; and (z) ending on the Third Tranche Milestone Date, in the case of the Third Tranche Shares, provided that if the Third Tranche Milestone Date is not a trading day, then the trading day immediately preceding the Third Tranche Milestone Date.
          Section 1.2 Payment. At each Closing (as defined below), each Purchaser will pay the aggregate Purchase Price payable by such Purchaser at such Closing by check payable to the order of the Company or by wire transfer of immediately available funds. At or promptly following each Closing, the Company will instruct its transfer agent to deliver a stock certificate(s) to each Purchaser representing the Shares against delivery of the aggregate Purchase Price for such Shares on the applicable Closing Date (as defined below). After each Closing, the Company shall revise Exhibit A hereto to reflect the Shares issued at such Closing.
          Section 1.3 Closing Date. (a) The closing of the purchase and sale of the First Tranche Shares (the “First Tranche Closing”) shall take place on June 20, 2007 or such other date as may be agreed by the Company and the Purchasers under this Agreement of 50% in interest of the First Tranche Shares (the “First Tranche Closing Date”).
          (b) The closing of the purchase and sale of the Second Tranche Shares (the “Second Tranche Closing”) shall take place on the fifth Business Day following notice from the Company to the Purchasers that the Second Tranche Milestone Date has occurred and that the Company intends to exercise its option to sell the Second Tranche Shares to the Purchasers, but in no event earlier than the second Business Day following the Second Tranche Milestone Date (the “Second Tranche Closing Date”).
          (c) The closing of the purchase and sale of the Third Tranche Shares (the “Third Tranche Closing”) shall take place on the fifth Business Day following notice from the Company to the Purchasers that the Third Tranche Milestone Date has occurred and that the Company intends to exercise its option to sell Third Tranche Shares to the Purchasers, but in no
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event earlier than the second Business Day following the Third Tranche Milestone Date (the “Third Tranche Closing Date”).
          (d) The First Tranche Closing, Second Tranche Closing and Third Tranche Closing shall each be a “Closing” and the First Tranche Closing Date, Second Tranche Closing Date and Third Tranche Closing Date shall each be a “Closing Date”. Each Closing will be held at the offices of Covington & Burling LLP in New York City.
ARTICLE II
Representations and Warranties of the Company
          The Company hereby represents and warrants to the Purchasers that:
          Section 2.1 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.
          Section 2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
          Section 2.3 Capitalization. The authorized capital stock of the Company, as of June 15, 2007, consisted of 100,000,000 shares of Common Stock, of which 71,886,264 shares were issued and outstanding, and 5,000,000 shares of blank check Preferred Stock, $0.001 par value per share, none of which have been designated. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Options and warrants to purchase an aggregate of 12,534,619 shares of Common Stock were outstanding as of June 15, 2007. Except as disclosed in or contemplated by the SEC Documents or this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted
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under the Company’s stock option plans and its employee stock purchase plan. The Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.
          Section 2.4 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.
          Section 2.5 No Conflicts; Government Consents and Permits. (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.
          (b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares under the Securities Act pursuant to Article VI hereof, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.
          (c) The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.
          Section 2.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 5, 2004, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective
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dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company is a party, or the property or assets of the Company or are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting creditors’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination of any of the Material Agreements.
          Section 2.7 Absence of Litigation. As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.
          Section 2.8 Intellectual Property Rights. To the Company’s knowledge, the Company owns or possesses, or believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof (the “Intellectual Property”). To the Company’s knowledge, the Company has not infringed the intellectual
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property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. As of the date hereof, there is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened, that challenges the right of the Company with respect to any Intellectual Property.
          Section 2.9 Placement Agents. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.
          Section 2.10 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
          Section 2.11 No Material Adverse Change. Since March 31, 2007, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been a Material Adverse Effect. Since March 31, 2007, except as described or referred to in the SEC Documents, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any liabilities except in the ordinary course of business.
          Section 2.12 Nasdaq Global Market. The issued and outstanding shares of Common Stock are listed on Nasdaq, and, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.
          Section 2.13 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
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          Section 2.14 Foreign Corrupt Practices. Since January 1, 2004, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          Section 2.15 Private Placement. Neither the Company nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act.
          Section 2.16 No Registration Rights. Other than as disclosed in the SEC Documents or as set forth in this Agreement, no person has the right to require the Company to register any securities for sale under the Securities Act. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company is a party.
          Section 2.17 Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.
          Section 2.18 Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company or (ii) would not reasonably be expected to have a Material Adverse Effect.
          Section 2.19 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on the Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.
          Section 2.20 No Manipulation of Stock. The Company has not taken directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.
          Section 2.21 Related Party Transactions. Except with respect to transactions that are not required to be disclosed, all transactions that have occurred between or among the
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Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.
ARTICLE III
Representations and Warranties of the Purchasers
          Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:
          Section 3.1 Investment Purpose. The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Shares except in accordance with the provisions of Article VI and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Article VI or pursuant to and in accordance with the Securities Act.
          Section 3.2 Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          Section 3.3 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
          Section 3.4 Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained herein.
          Section 3.5 Acknowledgement of Risk. (a) The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (ii) an investment in the Company is speculative, and only a purchaser that can afford the loss of its entire investment should consider investing in the Company and the Shares; (iii) the Purchaser
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may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;
          (b) The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and
          (c) The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted counsel to the Company.
          Section 3.6 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.
          Section 3.7 Transfer or Resale. The Purchaser understands that:
          (a) the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;
          (b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
          (c) except as set forth in Article VI, neither the Company nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
          Section 3.8 Legends. (a) The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):
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          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.
          (b) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of the Shares pursuant to an effective registration statement or Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(k). Following the time a legend is no longer required for the Shares hereunder, the Company will, no later than fifteen (15) Business Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. If unlegended certificates are not delivered to such Purchaser within such fifteen (15) Business Day period, the Company shall pay such Purchaser liquidated damages in an amount equal to 1.0% of the aggregate Purchase Price of the Shares evidenced by such certificate for each 30-day period (or portion thereof) beyond such fifteen (15) Business Days that the unlegended certificates have not been so delivered.
          Section 3.9 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
          Section 3.10 Residency. The residency and state of organization of the Purchaser is set forth immediately below such Purchaser’s name on the signature pages hereto.
          Section 3.11 No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.
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ARTICLE IV
Covenants
          Section 4.1 Access to Information. From the date hereof until the completion of the Clinical Trial, The Stanley Medical Research Institute (“SMRI”), at SMRI’s expense, may reasonably request information on the progress and known results, if any, of the Clinical Trial to date and the Company shall diligently respond to such requests.
          Section 4.2 Confidentiality. (a) Each of the Purchasers agrees that, commencing on the date hereof and ending on the second anniversary of the completion of the Clinical Trial, such Purchaser shall keep confidential and not publish or otherwise disclose and shall not use for any purpose any Confidential Information (as defined below) furnished to it by, or otherwise belonging to, the Company. Each of the Purchasers will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to insure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of such proprietary or confidential information. Each of the Purchasers will promptly notify the Company upon discovery of any unauthorized use or disclosure of the Confidential Information. “Confidential Information” shall mean all information disclosed by the Company to any Purchaser relating to the Clinical Trial, including, without limitation, manufacturing, marketing, financial, personnel, scientific, and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.
          (b) The obligations of confidentiality and non-use contained in Section 4.2(a) will not apply to the extent it can be established by a Purchaser by competent written proof that such Confidential Information (i) is now, or hereafter becomes, through no act or failure to act on the part of such Purchaser, generally known or available, (ii) is known by such Purchaser at the time of receiving such information, other than under confidentiality, as evidenced by its records, (iii) is hereafter furnished to such Purchaser by a Third Party, as a matter of right and without restriction on disclosure, (iv) is independently developed by such Purchaser without the aid, application or use of Confidential Information or (v) is the subject of a written permission to disclose provided by the Company.
          (c) Each of the Purchasers may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following instances: (i) regulatory filings, (ii) prosecuting or defending litigation, (iii) complying with applicable court orders or governmental regulations, and (iv) disclosure to Affiliates, licensees, employees, consultants, agents or other Third Parties, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 4.2. Notwithstanding the foregoing, in the event a Purchaser is required to make a disclosure of Confidential Information pursuant to this Section 4.2(c), it will promptly notify the Company of the need for such disclosure and it will seek to secure confidential treatment of such information at least as diligently as such party would use to protect its own Confidential Information.
          Section 4.3 Sales by Purchaser. The Purchaser will sell any Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act
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and the rules and regulations promulgated thereunder. The Purchaser will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.
          Section 4.4 Use of Proceeds. Following the payment of expenses in connection with the transactions contemplated hereby including without limitation any expenses paid by the Company pursuant to Section 8.7, the Company shall use the net proceeds from the sale of the Shares under this Agreement for the Clinical Trial.
          Section 4.5 “Market Stand-Off” Agreement. Each of the Purchasers hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the filing of any registration statement under the Securities Act for the sale of any of the Company’s securities to the public pursuant to an underwritten public offering (each, a “Public Offering”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided however, that the Purchaser’s agreement under this Section 4.5 shall only be effective in connection with a particular Public Offering if (x) all persons including shares of Common Stock in such Public Offering and (y) all of the Company’s officers and directors also enter into agreements to such effect. The underwriters in connection with any such Public Offering are intended third-party beneficiaries of this Section 4.5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in any Public Offering that are consistent with this Section 4.5 or that are necessary to give further effect thereto. In order to enforce this Section 4.5 the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          Section 4.6 Publicity. Subject to the Company’s disclosure obligations under applicable law, the Company and the SMRI shall mutually agree on the form of press release to be issued announcing the execution of this Agreement.
          Section 4.7 Clinical Trial. As long as the Company has not made a determination to discontinue the Clinical Trial, without the consent of SMRI, the Company (i) will not substantially reduce the number of patients to be randomized in the Clinical Trial and (ii) will use commercially reasonable efforts to diligently pursue the Clinical Trial; provided, that any delay or cessation of the Clinical Trial due to delayed enrollment, adverse effects or regulatory requirements or similar factors will not constitute a failure to use commercially reasonable efforts to diligently pursue the Clinical Trial.
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ARTICLE V
Conditions To Closing
          Section 5.1 Conditions to the First Tranche Closing.
          (a) Conditions to each Party’s Obligations at the First Tranche Closing. The respective obligation of each party hereto to complete the purchase and sale of the First Tranche Shares is subject to the fulfillment or waiver by the Purchasers of 50% in interest of the First Tranche Shares as of the First Tranche Closing Date of the following conditions:
     (i) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.
     (ii) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the First Tranche Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
     (iii) No Governmental Prohibition. The sale of the First Tranche Shares by the Company shall not be prohibited by any law or governmental order or regulation.
          (b) Conditions to Obligations of the Company at the First Tranche Closing. The Company’s obligation to complete the purchase and sale of the First Tranche Shares to the Purchasers at the First Tranche Closing is subject to the fulfillment or waiver as of the First Tranche Closing Date of the following conditions:
     (i) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased at the First Tranche Closing as set forth opposite such Purchaser’s name on Exhibit A hereto, as applicable.
     (ii) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the First Tranche Closing Date.
     (iii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to First Tranche Closing Date shall have been performed or complied with in all material respects.
          (c) Conditions to Purchasers’ Obligations at the First Tranche Closing. Each Purchaser’s obligation to complete the purchase and sale of the First Tranche Shares at the First Tranche Closing is subject to the fulfillment or waiver as of the First Tranche Closing Date by the Purchasers of 50% in interest of the First Tranche Shares of the following conditions:
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     (i) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the First Tranche Closing Date.
     (ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Tranche Closing Date shall have been performed or complied with in all material respects.
     (iii) Legal Opinion. The Company shall have delivered to the Purchasers an opinion, dated as of the First Tranche Closing Date, from Covington & Burling LLP, counsel to the Company, in substantially the form attached hereto as Exhibit B-1 hereto.
     (iv) Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to each of the Purchasers one or more certificates representing the Shares to be purchased by such Purchasers on the First Tranche Closing Date.
          Section 5.2 Conditions to the Second Tranche Closing and the Third Tranche Closing .
          (a) Conditions to Obligations of the Company at the Second Tranche Closing and the Third Tranche Closing. The Company’s obligation to complete the purchase and sale of the Second Tranche Shares to the Purchasers at the Second Tranche Closing and to complete the purchase and sale of the Third Tranche Shares to the Purchasers at the Third Tranche Closing, as applicable, is subject to the fulfillment or waiver as of the applicable Closing Date of the following conditions:
     (i) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased at the applicable Closing as set forth opposite such Purchaser’s name on Exhibit A hereto, as applicable.
     (ii) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the applicable Closing Date.
     (iii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.
          (b) Conditions to Purchasers’ Obligations at the Second Tranche Closing and Third Tranche Closing. Each Purchaser’s obligation to complete the purchase and sale of the Second Tranche Shares at the Second Tranche Closing and the Third Tranche Shares at the Third Tranche Closing, as applicable, is subject to the following conditions:
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     (i) Milestone Date. The applicable Milestone Date shall have occurred.
     (ii) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the applicable Closing Date.
     (iii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.
     (iv) Legal Opinion. The Company shall have delivered to the Purchasers an opinion, dated as of the applicable Closing Date, from Covington & Burling LLP, counsel to the Company, in substantially the form attached hereto as Exhibit B-2 hereto.
     (v) Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to each of the Purchasers one or more certificates representing the Shares to be purchased by such Purchasers on the applicable Closing Date.
ARTICLE VI
Registration Rights
          Section 6.1 Filing of Registration Statement.
          (a) As soon as reasonably practicable, but in no event later than 90 days after the First Tranche Closing Date, the Company shall file a registration statement covering the resale of the Registrable Securities under the Securities Act (the “First Registration Statement”) with the SEC and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date that is 180 days after the First Tranche Closing Date.
          (b) To the extent that the resale of the Second Tranche Shares and Third Tranche Shares cannot be included in the First Registration Statement, then, no later than 180 days after the completion of the Clinical Trial (the “Final Registration Date”), the Company shall file a new registration statement (together with the First Registration Statement, the “Registration Statements” and each shall be referred to as a “Registration Statement”) covering the resale of the Registrable Securities issued on the applicable Closing Date with the SEC and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date that is 90 days after the Final Registration Date.
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          (c) Each Registration Statement will be on Form S-3; provided that if Form S-3 is not available for use by the Company on the date on which a Registration Statement is required to be filed under this Section 6.1, then such Registration Statement will be on such form as is then available; provided that registration upon such alternate form affords the Holders the same rights to transfer the Registrable Securities as Form S-3. “Registrable Securities” shall mean the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been resold pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) are held by a Holder or a permitted transferee pursuant to Section 6.8.
          (d) If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor to such forms or another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to all Holders of the Registrable Securities of its intention so to do. Upon the written request of any such Holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any or all of its Registrable Securities, the Company will use its reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Securities so registered. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders of Registrable Securities as a part of the written notice given pursuant to this Section 6.1(d). In such event, the right of any Holder of Registrable Securities to registration pursuant to this Section 6.1(d) shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. All Holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 6.1(d), if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration of any limitations on the number of shares to be underwritten, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated (i) first, to the Company with respect to shares of Common Stock being sold for its own account; (ii) second, to holders of Registrable Securities and to such other holders of “Registrable Securities” under agreements in effect on the date of this Agreement that have elected to participate in such offering, pro rata according to the number of Registrable Securities held by each such Holder. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 6.1(d) without thereby incurring any liability to the Holders of Registrable Securities. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written
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notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          Section 6.2 Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of any Holder shall be borne by such Holder.
          Section 6.3 Registration Defaults. The Company further agrees that, in the event that a Registration Statement (i) has not been filed with the SEC within 90 days after the First Tranche Closing Date, in the case of Registrable Securities that would included on the First Registration Statement if such filing had been made during such period, or within 90 days after the Final Registration Date, in the case of all other Registrable Securities, (ii) has not been declared effective by the SEC within 180 days after the First Tranche Closing Date, in the case of Registrable Securities included on the First Registration Statement, or within 90 days after the Final Registration Date, in the case of all other Registrable Securities, (iii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.6(b) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to each Purchaser an amount equal to one percent (1%) of the aggregate Purchase Price for such Purchaser’s Registrable Securities to be included in such Registration Statement for each Penalty Period during which the Registration Default remains uncured; provided, however, that if a Purchaser fails to provide the Company with any information that is required to be provided in a Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until five Business Days following the date of receipt by the Company of such required information; provided further, that the amount payable to any Purchaser hereunder for any partial Penalty Period shall be prorated for the number of actual days during such Penalty Period during which a Registration Default remains uncured; and provided further, that in no event shall the Company be required to pay to any Purchaser pursuant to this Section 6.3 an aggregate amount that exceeds 10% of the aggregate Purchase Price paid for such Purchaser’s Shares. The Company shall deliver said cash payment to each Purchaser by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to any Purchaser in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.
          Section 6.4 Covenants. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration,
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qualification, exemption and compliance. At its expense, during a Registration Period, the Company shall:
          (a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement under Section 6.6(b), use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain, continuously effective with respect to a Holder, and to keep such Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the last issuance of Shares under this Agreement and (ii) the date all Shares held by such Purchaser may be sold under Rule 144 during any 90 day period. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as a “Registration Period.”
          (b) advise the Holders:
          (i) within two Business Days when a Registration Statement or any amendment thereto has been filed with the SEC and when any Registration Statement or any post-effective amendment thereto has become effective;
          (ii) within five Business Days of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
          (iii) within five Business Days of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
          (iv) within five Business Days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in any Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
          (v) within five Business Days of the occurrence of any event that requires the making of any changes in any Registration Statement or the related prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;
          (c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
          (d) promptly deliver to each such Holder, without charge, as many copies of the prospectus included in any Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use,
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consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;
          (e) if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);
          (f) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;
          (g) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to a Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (h) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;
          (i) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;
          (j) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;
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          (k) reasonably cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not required to bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request prior to any sale of Registrable Securities under any Registration Statement;
          (l) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available on reasonable prior notice and during normal business hours its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and
          (m) permit a single counsel to be appointed by the Holders representing a majority of the Registrable Securities to review and comment on any Registration Statement and all amendments and supplements thereto (which in each instance shall be in substantially the final form), within three Business Days prior to the filing thereof with the Commission;
provided, that in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of a Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to receive any comments to such Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require or result in a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.
          Section 6.5 Indemnity. (a) To the extent permitted by law, the Company shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.5(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement;
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provided further that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time a Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in any prospectus or prospectus supplement subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.
          (b) Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.5(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of a Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities giving rise to such claims, losses, damages and liabilities (and actions in respect thereof).
          (c) Each party entitled to indemnification under this Section 6.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or
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litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
          (d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (d) shall be limited to the net amount received by the Holder from the sale of Registrable Securities giving rise to such loss, liability, claim, damage or expense (or actions in respect thereof) less all other amounts paid as damages in respect thereto.
          Section 6.6 Additional Covenants and Agreements of the Holders. (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statements and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          (b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by
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Section 6.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under a Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.
          (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article VI.
          (d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.
          (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to any Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
          (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.
          (g) If a Registration Statement is no longer effective, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.
          Section 6.7 Additional Covenants and Agreements of the Company. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;
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          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.
          Section 6.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that (i) such transfer complies with all applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees in writing to comply with the terms and provisions of this Agreement, and has provided the Company with a completed Registration Statement Questionnaire in such form as is reasonably requested by the Company. Except as specifically permitted by this Section 6.8, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.
          Section 6.9 Waiver of Registration Rights. The rights of any Holder under any provision of this Article VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Holders holding not less than a majority of the Registrable Securities; provided, however, that no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Article VI unless the same consideration also is offered to all Holders of Registrable Securities.
          Section 6.10 Termination of Registration Rights. The rights set forth in this Article IV shall terminate, as to any Holder, upon the earlier of (i) the second anniversary of the last issuance of Shares under this Agreement and (ii) the date when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period.
ARTICLE VII
Definitions
          Section 7.1 Definitions. The following capitalized terms have the following meanings:
          “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or
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indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).
          “Agreement” has the meaning set forth in the preamble.
          “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.
          “Bylaws” has the meaning set forth in Section 2.3.
          “Certificate of Incorporation” has the meaning set forth in Section 2.3.
          “Clinical Trail” has the meaning set forth in Section 1.1(b).
          “Closing” has the meaning set forth in Section 1.3(d).
          “Closing Date” has the meaning set forth in Section 1.3(d).
          “Common Stock” has the meaning set forth in the introduction.
          “Company” has the meaning set forth in the preamble.
          “Confidential Information” has the meaning set forth in Section 4.2(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “First Registration Statement” has the meaning set forth in Section 6.1(a).
          “Final Prospectus” has the meaning set forth in Section 6.5(a).
          “Final Registration Date” has the meaning set forth in Section 6.1(b).
          “Financial Statements” means the financial statements of the Company included in the SEC Documents.
          “First Tranche Closing” has the meaning set forth in Section 1.3(a).
          “First Tranche Closing Date” has the meaning set forth in Section 1.3(a).
          “First Tranche Shares” has the meaning set forth in Section 1.1(a).
          “Holder” means any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.8 hereof.
          “Indemnified Party” has the meaning set forth in Section 6.5(c).
          “Indemnifying Party” has the meaning set forth in Section 6.5(c).
          “Intellectual Property” has the meaning set forth in Section 2.8.
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          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, financial condition or prospects of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.
          “Milestone Date” has the meaning set forth in Section 1.1(b).
          “Nasdaq” means The Nasdaq Global Market.
          “Offering” means the private placement of the Company’s Securities contemplated by this Agreement.
          “Penalty Period” has the meaning set forth in Section 6.3.
          “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
          “Public Offering” has the meaning set forth in Section 4.5.
          “Purchasers” means the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.
          “Purchase Price” has the meaning set forth in Section 1.1(c).
          “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registrable Securities” has the meaning set forth in Section 6.1(c).
          “Registration Default” has the meaning set forth in Section 6.3.
          “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).
          “Registration Period” has the meaning set forth in Section 6.4(a).
          “Registration Statement” has the meaning set forth in Section 6.1(b).
          “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.
          “SEC” means the United States Securities and Exchange Commission.
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          “SEC Documents” has the meaning set forth in Section 2.6.
          “Second Tranche Closing” has the meaning set forth in Section 1.3(b).
          “Second Tranche Closing Date” has the meaning set forth in Section 1.3(b).
          “Second Tranche Milestone Date” has the meaning set forth in Section 1.1(b).
          “Second Tranche Shares” has the meaning set forth in Section 1.1(b).
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.
          “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.
          “Shares” has the meaning set forth in Section 1.1(b).
          “SMRI” has the meaning set forth in Section 4.1.
          “Third Party” means any entity other than the Purchasers or the Company or any Affiliate of the Purchasers of the Company.
          “Third Tranche Closing” has the meaning set forth in Section 1.3(c).
          “Third Tranche Closing Date” has the meaning set forth in Section 1.3(c).
          “Third Tranche Milestone Date” has the meaning set forth in Section 1.1(b).
          “Third Tranche Shares” has the meaning set forth in Section 1.1(b).
          Section 7.2 Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an “Article”, “Section”, “Subsection”, “Exhibit” or “Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; and (vi) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.
ARTICLE VIII
Governing Law; Miscellaneous
          Section 8.1 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of New York as such laws are applied to contracts entered into or to be performed entirely within such state. Except with respect to
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matters pertaining to injunctive relief, any dispute between the parties hereto shall be subject to binding arbitration before a retired Maryland Circuit Court Judge at J.A.M.S./Endispute located in Montgomery County, Maryland, such arbitration to be conducted pursuant to the J.A.M.S./Endispute procedure rules for commercial disputes then in effect. The award of the arbitrator shall include an award of reasonable attorneys’ fees and costs to the prevailing party. Except as provided in the next preceding sentence, any claim or controversy arising out of or related to this Agreement or any breach hereof (including claims for injunctive relief) shall be adjudicated in the state and federal courts in Montgomery County having jurisdiction over disputes arising in the State of Maryland, and the parties hereby consent to the jurisdiction and venue of such courts.
          Section 8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          Section 8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.
          Section 8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.
          Section 8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) and any confidentiality agreement entered into between the Company and a Purchaser (which confidentiality agreement shall continue to be in full force and effect) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least 50%-in-interest of the aggregate number of Shares then held by the Purchasers under this Agreement. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.
          Section 8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day
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after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Memory Pharmaceuticals Corp. 100 Philips Parkway Montvale, New Jersey 07645 Attn: Vice President, Business Development Fax: (858) 558-2872

with a copy to:	Before June 22, 2007

Covington & Burling LLP 1330 Avenue of the Americas New York, NY 10019 Attn: Ellen B. Corenswet Fax: (212) 841-1010

On or after June 22, 2007

Covington & Burling LLP 620 Eighth Avenue New York, NY 10018 Attn: Ellen B. Corenswet Fax: (212) 841-1010
If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed. Each party will provide ten days’ advance written notice to the other party of any change in its address.
          Section 8.7 Expenses. The Company will reimburse the Purchasers for the reasonable fees and expenses of one law firm selected by SMRI incurred by the Purchasers in connection with the transactions contemplated by this Agreement.
          Section 8.8 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.8 hereof.
          Section 8.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
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          Section 8.10 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          Section 8.11 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party.
          Section 8.12 Equitable Relief. The Company recognizes that if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.
          Section 8.13 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.
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          In Witness Whereof, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

Memory Pharmaceuticals Corp.

By:	/s/ James R. Sulat

Title: President and Chief Executive Officer

Purchasers

The Stanley Medical Research Institute

By:	/s/ Michael Knable

Title: Executive Director

Address: 5430 Grosvenor Lane, Suite 200 Bethesda, MD 20814
Attention: Dr. Michael Knable, DO
Facsimile: (301) 571-0769

Residency: Maryland

State of Organization: Connecticut

The Sylvan C. Herman Foundation

By:	/s/ Sylvan C. Herman

Title: President

Address: 1120 Vermont Avenue, N.W., Suite 900 Washington, DC 20005-3532

Facsimile: 202.835.8360

Jurisdiction: District of Columbia
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EXHIBIT A
SCHEDULE OF PURCHASERS

		First Tranche	Second Tranche	Third Tranche
Purchaser	Percentage	Shares	Shares	Shares
The Stanley Medical Research Institute	91.66665%	636,574
The Sylvan C. Herman Foundation	8.33335%	57,870

Total	100%	694,444
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